UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2013

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, Texas		77046
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03	Amendment to Articles of Incorporation; Change in Fiscal Year.

On February 21, 2013, Buckeye GP LLC, the general partner (the “General Partner”) of Buckeye Partners, L.P. (the “Partnership”), entered into Amendment No. 2 (the “Amendment”) to the Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P. (the “Partnership Agreement”), which became effective on February 21, 2013. The Amendment received “Special Approval” from the Audit Committee of the Board of Directors of the General Partner in accordance with Section 15.2 of the Partnership Agreement. The Amendment transfers the responsibility for resolving conflicts of interest that may arise between the General Partner or any of its affiliates, on the one hand, and the Partnership or any limited partner, on the other hand, including by way of “Special Approval,” from the Audit Committee to the Nominating and Corporate Governance Committee of the Board of Directors of the General Partner. Both committees are composed entirely of directors who are “independent” under the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

A copy of the Amendment is filed as an exhibit to this Current Report and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of February 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

By:	/s/ WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr.
Senior Vice President and General Counsel

Dated: February 25, 2013

Exhibit Index

Exhibit

3.1	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of February 21, 2013